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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF MARK SOLUTIONS, INC.

Name of Subsidiary                    Jurisdiction of Organization
- -----------------------------         ----------------------------
MarkCare Medical Systems, Inc.        Maryland

Simis Medical Imaging, Limited        United Kingdom-England